EXHIBIT 99.1

Actua Announces Third Quarter 2014 Financial Results

Actua Reports Closing of FolioDynamix Acquisition and Updates 2014 Guidance

RADNOR, Pa., Nov. 6, 2014 (GLOBE NEWSWIRE) -- Actua Corporation (Nasdaq:ACTA) ("Actua") today reported its results for the third quarter ended September 30, 2014.

Revenue was $20.8 million for the third quarter of 2014, up from $16.1 million for the third quarter of 2013. Net loss for the third quarter of 2014 was $(10.7) million, or $(0.29) per diluted share, compared to a net loss of $(3.3) million, or $(0.09) per diluted share, for the corresponding 2013 quarter. Non-GAAP net income (loss) for the third quarter of 2014 was $(4.3) million, or $(0.12) per share, compared to a Non-GAAP net income (loss) of $(3.1) million, or $(0.08) per diluted share, for the comparable prior year quarter.

Revenue for the nine months ended September 30, 2014 was $58.2 million, up from $41.5 million for the comparable period of 2013. Net loss for the nine months ended September 30, 2014 was $(33.7) million, or $(0.91) per diluted share, compared to net income of $8.9 million, or $0.24 per diluted share, for the corresponding 2013 period, which reflected the gains realized on the 2013 sales of Channel Intelligence and Investor Force.

FolioDynamix Acquisition

Actua's previously announced acquisition of FolioDynamix was consummated on November 3, 2014. Actua paid approximately $201 million for 100% of the outstanding shares of FolioDynamix.

Through its fully integrated, cloud-based technology platform, FolioDynamix uniquely enables wealth management firms to improve operational efficiency, offer more innovative trading programs and accelerate growth.

"We are excited to officially add FolioDynamix to Actua's group of high-growth, high gross-margin, cloud-based brands, adding significant scale to, and opportunity for, our multi-vertical platform," said Walter Buckley, Actua's Chief Executive Officer. "FolioDynamix exemplifies the Actua vision of leveraging the power of the cloud to transform vertical markets and processes. Under the leadership of CEO Joe Mrak, FolioDynamix is driving innovation in a large and dynamic market, delivering a fully integrated, cloud-based enterprise level wealth management platform to a rapidly growing blue-chip customer base.

Buckley continued, "The addition of FolioDynamix, along with sizable pipeline expansion and solid revenue growth across Actua's existing businesses during the third quarter, positions us for near and long-term growth. Based on this outlook, we are enthusiastic about our potential to build value, and will continue to heavily invest in growth to fully leverage the opportunity ahead of us."

2014 Guidance Update

The FolioDynamix acquisition is expected to increase Actua's revenue by $3.0 to $3.5 million from closing through the end of 2014. This estimate reflects a revenue reduction of between approximately $1.5 million and $2 million related to fair value adjustments to deferred revenue from closing through the end of 2014.

As a result of this acquisition and the year-to-date performance of Actua's other businesses, Actua now expects 2014 annual revenue in the range of between $83.0 million and $84.5 million. Non-GAAP net income (loss) per share is expected in the range of $(0.39) to $(0.41) per diluted share for the full 2014 year.

A reconciliation of the non-GAAP financial measures used above with the most comparable GAAP financial measure is included with the financial tables at the end of this release.

Please see Actua's website at www.actua.com for more information on Actua, its businesses and its third quarter 2014 results.

Actua will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, Actua will post a slide presentation to accompany the prepared remarks. To access the webcast, go to www.actua.com/investors/events-presentations/ and click on the webcast link. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 866.277.1184 or 617.597.5360. The passcode for either is 54910150.

For those unable to participate in the conference call, a replay will be available from November 6, 2014 at 2:00 p.m. ET until November 13, 2014 at 11:59 p.m. ET. To access the replay, dial 888.286.8010 or 617.801.6888. The passcode is 82125395. The replay and slide presentation also can be accessed in the investor relations section of the Actua website at www.actua.com/investors/events-and-presentations/.

About ACTUA

Actua Corporation (Nasdaq:ACTA), the multi-vertical cloud company, brings the power of the cloud to vertical markets and processes. Actua is pioneering the second wave of the SaaS revolution – the vertical wave – by growing cloud businesses that are transforming their markets. With more than 750 employees delivering unrivaled domain knowledge, agility and responsiveness to our customers, Actua's rapidly growing vertical cloud businesses are positioned to lead this wave. For the latest information about Actua and its brands, please go to www.actua.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, our ability to compete successfully against alternative solutions, our ability to timely and effectively respond to technological developments, our ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in Actua's filings with the U.S. Securities and Exchange Commission. Those and other factors may cause actual results to differ materially from those projected.

Actua Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$ 20,762	$ 16,071	$ 58,213	$ 41,521

Operating Expenses
Cost of revenue (a)	5,911	4,501	16,329	12,822
Sales and marketing (a)	10,718	7,571	28,834	19,794
General and administrative (a)	13,798	7,852	36,722	23,875
Research and development (a)	3,960	2,149	10,760	6,726
Amortization of intangibles	2,369	2,176	6,963	6,211
Impairment related and other	256	470	1,092	767
Total operating expenses	37,012	24,719	100,700	70,195
Operating income (loss)	(16,250)	(8,648)	(42,487)	(28,674)

Other income (expense):
Other income (loss), net	83	(68)	1,020	(178)
Interest income	160	63	392	150
Interest expense	(9)	(370)	(1,600)	(1,076)

Income (loss) before income taxes, equity loss and discontinued operations	(16,016)	(9,023)	(42,675)	(29,778)

Income tax benefit (expense)	1,870	99	2,375	(30)
Equity loss	(144)	(295)	(776)	(1,919)

Income (loss) from continuing operations	(14,290)	(9,219)	(41,076)	(31,727)
Income (loss) from discontinued operations	2,426	4,980	3,789	35,654
Net income (loss)	(11,864)	(4,239)	(37,287)	3,927
Less: Net income (loss) attributable to the noncontrolling interest	(1,184)	(907)	(3,563)	(4,951)
Net income (loss) attributable to Actua	$ (10,680)	$ (3,332)	$ (33,724)	$ 8,878

Amounts attributable to Actua common shareholders:
Net income (loss) from continuing operations	$ (13,106)	$ (8,022)	$ (37,513)	$ (28,473)
Net income (loss) from discontinued operations	2,426	4,690	3,789	37,351
Net income (loss) attributable to Actua common shareholders	$ (10,680)	$ (3,332)	$ (33,724)	$ 8,878

Basic and diluted net income (loss) per share:
Income (loss) from continuing operations attributable to Actua common shareholders	$ (0.35)	$ (0.22)	$ (1.01)	$ (0.78)
Income (loss) from discontinued operations attributable to Actua common shareholders	0.06	0.13	0.10	1.02
Income (loss) attributable to Actua common shareholders	$ (0.29)	$ (0.09)	$ (0.91)	$ 0.24

Shares used in computation of basic net income (loss) per common share attributable to Actua common shareholders	37,335	36,303	37,248	36,494
Shares used in computation of basic and diluted net income (loss) per common share attributable to Actua common shareholders	37,335	36,303	37,248	36,494

(a) Includes equity-based compensation of:
Cost of revenue	$ 21	$ 16	$ 55	$ 48
Sales and marketing	40	39	118	117
General and administrative	6,258	1,797	16,706	5,790
Research and development	38	28	93	84
	$ 6,357	$ 1,880	$ 16,972	$ 6,039

Actua Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2014	2013

ASSETS
Cash and cash equivalents	$ 292,390	$ 334,656
Restricted cash	1,196	1,242
Accounts receivable, net	18,725	11,300
Prepaid expenses and other current assets	5,965	5,907
Total current assets	318,276	353,105
Fixed assets, net	6,334	5,840
Goodwill	97,301	90,466
Intangibles, net	55,674	58,755
Cost and equity method investments	19,611	20,373
Other assets, net	1,415	1,179
Total Assets	$ 498,611	$ 529,718

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 500	$ 5,902
Accounts payable	2,663	2,970
Accrued expenses	4,804	5,176
Accrued compensation and benefits	7,324	8,732
Deferred revenue	29,116	21,830
Total current liabilities	44,407	44,610
Long-term debt	--	6,008
Deferred revenue	304	254
Other liabilities	2,824	1,726
Total Liabilities	47,535	52,598
Redeemable noncontrolling interest	5,383	3,442
Equity:
Controlling (Actua) equity	425,912	450,161
Noncontrolling interest	19,781	23,517
Total Equity	445,693	473,678
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 498,611	$ 529,718

Actua Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating Activities - continuing operations
Net income (loss)	$ (11,864)	$ (4,239)	$ (37,287)	$ 3,927
(Income) loss from discontinued operations, including gain on sale, net of tax	(2,426)	(4,980)	(3,789)	(35,654)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,386	3,348	9,582	9,292
Equity-based compensation	6,357	1,880	16,972	6,039
Impairment related and other	256	470	1,092	767
Other (income) loss	(83)	68	(1,020)	178
Equity loss	144	295	776	1,919
Current income tax benefit related to income from discontinued operations	(2,131)	--	(2,931)	--
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(4,844)	(3,213)	(6,150)	(5,507)
Prepaid expenses and other assets	(276)	(1,539)	(47)	(1,978)
Accounts payable	(2,309)	(1,008)	(381)	(2,631)
Accrued expenses	437	(720)	(2,224)	126
Accrued compensation and benefits	741	976	(1,846)	387
Deferred revenue	4,061	5,170	6,822	7,074
Other liabilities	42	1,607	(343)	107
Cash flows provided by (used in) operating activities	(8,509)	(1,885)	(20,774)	(15,954)

Investing Activities - continuing operations
Capital expenditures, net	(1,065)	(141)	(3,368)	(895)
Change in restricted cash	93	(38)	43	(7)
Proceeds from sales/distributions of ownership interests	5,758	--	8,795	73,469
Proceeds from marketable securities	--	--	--	760
Ownership acquisitions, net of cash acquired	(9,719)	(9,008)	(9,917)	(13,528)
Cash flows provided by (used in) investing activities	(4,933)	(9,187)	(4,447)	59,799

Financing Activities - continuing operations
Acquisition of noncontrolling interest in subsidiary equity	(451)	--	(451)	(1,403)
Borrowings of long-term debt	--	500	--	4,900
Repayments of long-term debt and capital lease obligations	--	(774)	(12,032)	(1,315)
Purchase of treasury stock	(2,064)	--	(2,064)	(7,436)
Tax withholdings related to equity-based awards	(48)	(442)	(1,396)	(709)
Cash received for stock options exercised	50	--	50	(79)
Cash flows provided by (used in) financing activities	(2,513)	(716)	(15,893)	(6,042)

Discontinued Operations
Cash flows provided by (used in) operating activities	(1,201)	6,274	(1,153)	4,612
Cash flows provided by (used in) investing activities	--	(408)	--	(2,391)
Cash flows provided by (used in) financing activities	--	(1,906)	--	(4,253)
Net increase(decrease) in cash and cash equivalents from discontinued operations	(1,201)	3,960	(1,153)	(2,032)

Net increase (decrease) in cash and cash equivalents	(17,156)	(7,828)	(42,267)	35,771
Cash and cash equivalents at beginning of period	309,546	89,034	334,657	45,435
Cash and cash equivalents at end of period	292,390	81,206	292,390	81,206
Less: Cash and cash equivalents - discontinued operations	--	22,585	--	22,585
Cash and cash equivalents at end of period	$ 292,390	$ 58,621	$ 292,390	$ 58,621

Actua Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2013				2014
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
GAAP Net income (loss) attributable to Actua:	$19,068	($6,858)	($3,332)	$200,181	($10,150)	($12,894)	($10,680)
Add back:
Share-based compensation	2,063	2,096	1,880	844	3,876	6,739	6,357
Amortization of intangibles	2,491	1,544	2,176	2,259	2,301	2,293	2,369
Impairment related and other costs	170	127	470	3,607	247	1,645	256
Transaction expenses					90	257	1,548
Other (income) loss, net	64	46	68	4,032	(300)	(637)	(96)
Acquired businesses' deferred revenue	753	605	90	76	76	76	336
Equity loss	701	923	295	1,044	312	320	144
Current non-cash income tax benefit on discrete item	--	--	--	(18,017)	--	(800)	(2,131)
Loss (Income) from discontinued operations	(28,226)	(2,448)	(5,010)	(196,453)	(48)	(1,315)	(2,426)
Impact of non-controlling interest (NCI) for discontinued operations	(2,267)	283	290	(693)	--	--	--
Non-GAAP net income (loss)	($5,183)	($3,682)	($3,073)	($3,120)	($3,596)	($4,316)	($4,323)

GAAP Net income (loss) per diluted share:	$0.52	($0.19)	($0.09)	$5.18	($0.27)	($0.35)	($0.29)
Add back:
Share-based compensation	$0.06	$0.06	$0.05	$0.02	$0.10	$0.18	$0.17
Amortization of intangibles	$0.07	$0.04	$0.06	$0.06	$0.06	$0.06	$0.06
Impairment related and other	$0.00	$0.00	$0.01	$0.09	$0.01	$0.04	$0.01
Transaction expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.01	$0.04
Other (income) loss, net	$0.00	$0.00	$0.00	$0.10	($0.01)	($0.02)	($0.00)
Acquired businesses' deferred revenue	$0.02	$0.02	$0.00	$0.00	$0.00	$0.00	$0.01
Equity loss	$0.02	$0.03	$0.01	$0.03	$0.01	$0.01	$0.00
Current non-cash income tax benefit on discrete item	$0.00	$0.00	$0.00	($0.47)	$0.00	($0.02)	($0.06)
Income from discontinued operations	($0.77)	($0.07)	($0.13)	($5.08)	($0.00)	($0.03)	($0.06)
Impact of non-controlling interest (NCI) for discontinued operations	($0.06)	$0.01	$0.01	($0.02)	$0.00	($0.00)	$0.00
Non-GAAP net income (loss) per diluted share	($0.14)	($0.10)	($0.08)	($0.09)	($0.10)	($0.12)	($0.12)

Shares used in calculation of GAAP net income (loss) per share attributable to Actua:
Basic	36,713	36,468	36,303	36,664	37,096	37,313	37,335
Diluted	36,713	36,468	36,303	38,680	37,096	37,313	37,335

Shares used in calculation of non-GAAP net income (loss) per share attributable to Actua:
Basic	36,713	36,468	36,303	36,664	37,096	37,313	37,335
Diluted	36,713	36,468	36,303	36,664	37,096	37,313	37,335

GAAP Cash flows from operations:	($10,620)	($4,230)	($1,885)	($1,588)	($9,651)	($2,613)	($8,509)
Add back:
Impairment related and other costs	170	127	470	1,094	1,552	141	298
Transaction expenses	--	--	--	--	90	189	1,320
Non-GAAP Cash flows from operations	($10,450)	($4,103)	($1,415)	($494)	($8,009)	($2,283)	($6,891)

About Actua's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Actua strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

Actua's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding Actua's operating results, as they exclude amounts that Actua excludes as part of its monitoring of operating results and assessment of the performance of the business.

Actua presents the following non-GAAP financial measures in this release:  (1) non-GAAP net income (loss) (also referred to as adjusted net income (loss)), (2) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share) and (3) non-GAAP cash flows from operations.  Actua excludes items from these non-GAAP financial measures as described below.

Non-GAAP net income (loss) excludes, from GAAP net income (loss), the following items:

  Share-based compensation. Actua excludes share-based compensation expenses and other expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of Actua's results with results of other companies.

  Amortization of intangibles. Actua excludes amortization of acquired intangibles, which consists primarily of customer relationships and technology, because they are expenses that Actua does not consider part of ongoing operating results when assessing the performance of its business, and Actua believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. Actua excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Transaction expenses. Actua excludes the effect of acquisition related expenses because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Other income (loss), net. Actua excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's operations.

  Acquired businesses' deferred revenue. Actua includes acquired businesses' previously deferred revenues that are not recognized under GAAP because Actua considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss.  In accordance with GAAP, Actua recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  Actua excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Current non-cash income tax benefit on discrete items. Actua excludes the impact of any current non-cash income tax benefit associated with discrete items as Actua believes it is useful for investors to understand the effect of this item and Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income (loss) from discontinued operations. Actua excludes the income (loss) from discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented as Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interest (NCI) on discontinued operations. Actua does not own 100% of the discontinued operations presented. Therefore Actua excludes the impact of the NCI on discontinued operations as Actua believes it is useful for investors to understand the effect of these items for all periods presented as compared to what has historically been provided as Actua does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, Actua uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, Actua uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, Actua includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, Actua excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

Non-GAAP cash flows from operations excludes, from GAAP cash flows from operations, the following items:

  Impairment-related and other costs. Actua excludes the cash flow effect of impairment-related and other costs, which primarily include restructuring and severance fees, settlement costs and other one-time costs, because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's cash flows from operations.

  Transaction expenses. Actua excludes the cash flow effect of acquisition related fees because Actua does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on Actua's cash flows from operations.

Actua believes that the following considerations apply to the non-GAAP financial measures that it presents:

  Actua's management uses non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and non-GAAP cash flows from operations in internal reports used by management in monitoring and making decisions regarding Actua's business, including in monthly financial reports prepared for management and in periodic reports to Actua's Board of Directors.

  An important limitation of Actua's non-GAAP financial measures is that they exclude expenses or cash flows, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, Actua reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         Actua
         Investor Relations
         610.727.6900
         IR@actua.com